Exhibit (a)(7)


                            CERTIFICATE OF CORRECTION

                         GLOBAL/INTERNATIONAL FUND, INC.
                            (a Maryland Corporation)

                                       and

                    SCUDDER INTERNATIONAL RESEARCH FUND, INC.
                            (a Maryland Corporation)


         Global/International Fund, Inc., a Maryland corporation and Scudder International Research Fund, Inc., a Maryland corporation, each hereby certify to the State Department of Assessments and Taxation of Maryland (which is hereinafter referred to as the "SDAT") that:

         FIRST: The title of the document being corrected by this Certificate of Correction is the Articles of Transfer between Global/International Fund, Inc. and Scudder International Research Fund, Inc. that was filed with and accepted for record by the SDAT on June 18, 2001 (the "Articles of Transfer").

         SECOND: The name of each party to the Articles Supplementary was Global/International Fund, Inc. and Scudder International Research Fund, Inc.

         THIRD: The Articles of Transfer were filed for record with the SDAT on June 18, 2001.

         FOURTH: As previously filed, the Articles of Transfer indicated that Global/International Fund, Inc. was the "Transferor" and that Scudder
International Research Fund, Inc. was the "Transferee. In fact, Scudder International Research Fund, Inc. was the "Transferor" and Global/International Fund, Inc. was the "Transferee." In that regard, the heading to the Articles of Transfer provided:

                              "ARTICLES OF TRANSFER

                                     between

                         GLOBAL/INTERNATIONAL FUND, INC.
                            (a Maryland Corporation)
                                       and

                    SCUDDER INTERNATIONAL RESEARCH FUND, INC.
                            (a Maryland Corporation)

         These Articles of Transfer are entered into this 18th day of June 2001, by and between Global/International Fund, Inc., a Maryland corporation (which is hereinafter call the "Transferor"), and Scudder International Research Fund, Inc. (f/k/a Kemper Global/International Fund, Inc.), a Maryland corporation (which is hereinafter called the "Transferee")."

In addition, Article SECOND of the Articles of Transfer provided:

         "SECOND: The name and place of incorporation of each entity which is a party to these Articles of Transfer are as follows:

         Transferor is Global/International Fund, Inc. The Transferor is a corporation organized under the laws of the State of Maryland.

         Transferee is Scudder International Research Fund, Inc. (f/k/a Kemper Global/International Series, Inc.). The Transferee is a corporation organized under the laws of the State of Maryland."

         FIFTH: The heading to the Articles of Transfer is hereby corrected to state:

                              "ARTICLES OF TRANSFER

                                     between

                    SCUDDER INTERNATIONAL RESEARCH FUND, INC.
                            (a Maryland Corporation)
                                       and

                         GLOBAL/INTERNATIONAL FUND, INC.
                            (a Maryland Corporation)

         These Articles of Transfer are entered into this 18th day of June 2001, by and between Scudder International Research Fund, Inc. (f/k/a Kemper Global/International Fund, Inc.), a Maryland corporation (which is hereinafter called the "Transferor"), and Global/International Fund, Inc., a Maryland corporation (which is hereinafter called the "Transferee")."

In addition, Article SECOND of the Articles of Transfer is hereby corrected to state:

         "SECOND: The name and place of incorporation of each entity which is a party to these Articles of Transfer are as follows:

         Transferor is Scudder International Research Fund, Inc. (f/k/a Kemper Global/International Series, Inc.). The Transferor is a corporation organized under the laws of the State of Maryland.

         Transferee is Global/International Fund, Inc. The Transferee is a corporation organized under the laws of the State of Maryland."


                        [signatures being on next page]

         IN WITNESS WHEREOF, on this 19th day of June, 2001, each party hereto has caused this Certificate of Correction to be executed and acknowledged in its name and on its behalf by its president or vice president and attested to by its secretary or assistant secretary; and the president or vice president of the Transferor and the president or vice president of the Transferee acknowledge that this Certificate of Correction is the act of the party on whose behalf such individual is executing the Certificate of Correction, and the president or vice president of the Transferor and the president or vice president of the Transferee further acknowledges that, as to all matters or facts set forth herein which are required to be verified under oath, such matters and facts are true in all material respects to the best of his or her knowledge, information and belief, and that this statement is made under the penalties for perjury.

                                            SCUDDER INTERNATIONAL RESEARCH
                                            FUND, INC.


/s/Maureen E. Kane                          By: /s/Mark S. Casady
------------------------------------            --------------------------------
Maureen E. Kane                                 Mark S. Casady
Secretary

                                            GLOBAL INTERNATIONAL FUND, INC.

/s/Caroline Pearson                         By: /s/John Millette
------------------------------------            --------------------------------
Caroline Pearson                                John Millette
Assistant Secretary                             Vice President



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